UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 1, 2021

EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24939
(Commission File Number)

95-4703316
(IRS Employer Identification No.)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices) (Zip code)

(626) 768-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	EWBC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Certain Officers

On November 15, 2021, East West Bancorp, Inc. (the “Company”) appointed Nick Huang as Executive Vice President and Head of Commercial Banking of the Company and its wholly owned subsidiary, East West Bank (the “Bank”). Mr. Huang was designated as an executive officer on December 1, 2021. Mr. Huang, age 57, oversees all commercial lending units and is responsible for the commercial banking business, including international and cross-border businesses. Mr. Huang reports to Dominic Ng, Chairman and Chief Executive Officer of the Company and the Bank.

On December 1, 2021, the Company appointed Parker Shi as Executive Vice President and Chief Operating Officer of the Company and the Bank. Mr. Shi, age 52, is responsible for the consumer banking business, including digital banking, retail lending, and wealth management. Mr. Shi reports to Dominic Ng, Chairman and Chief Executive Officer of the Company and the Bank. Mr. Shi joined the Company in March 2021, starting first as a consultant before joining as a full-time employee.

Prior to joining the Company, Mr. Huang was Chief Executive Officer of Institutional and International Banking at CTBC Bank from 2017 to 2020, where he led the corporate banking business and was responsible for its business operations in the United States, Canada and across 11 countries in Asia. Mr. Huang also served on the board of CTBC Bank subsidiaries in Japan, Philippines, and Indonesia. Prior to CTBC Bank, Mr. Huang served as Managing Director and Head of Greater China, Global Corporate Bank at J.P. Morgan Chase from 2013 to 2017, where he led commercial banking teams and developed client relationships with local corporations, multinational companies, and financial institutions in China, Hong Kong and Taiwan. From 2009 to 2012, Mr. Huang served as Alternate CEO, Head of Wholesale Bank for CITIC Bank International (Hong Kong). Mr. Huang has more than 25 years of international banking experience.

Prior to joining the Company, Mr. Shi served as Senior Advisor to the CEO of a major pharmacy chain in 2020. From 2018 to 2019, Mr. Shi was a Senior Managing Director at Accenture where he led the Technology Strategy Practices globally and in North America. Prior to joining Accenture, Mr. Shi worked at McKinsey & Company for 11 years where he was a Senior Partner and led the Technology Strategy & Architecture Practice in North America, the Insurance Practice in Greater China, and the Operations & Technology Practices for Financial Services across Asia Pacific.

There are no arrangements or understandings between Mr. Shi or Mr. Huang and any other person pursuant to which Mr. Shi or Mr. Huang were selected as officers, except as disclosed herein, and there are no transactions to which the Company is a part and in which Mr. Shi or Mr. Huang has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Employment Agreement

In connection with his appointment as Executive Vice President and Chief Operating Officer of the Company and the Bank, Mr. Shi and the Bank entered into an employment agreement, effective December 1, 2021 (the “Employment Agreement”). The Employment Agreement has an initial term of two years and is subject to renewal thereafter as may be agreed upon by the Bank’s Board of Directors and Mr. Shi for subsequent two-year terms. The Employment Agreement provides that Mr. Shi will receive an annual base salary of $800,000 and will be eligible to participate in an annual performance-based cash incentive plan, with a target bonus opportunity of 100% of the annual base salary. Mr. Shi will also be eligible to receive annual stock grants as approved by the Bank’s Board of Directors. Mr. Shi’s initial annual stock grant will be in March 2022 and will consist of performance restricted stock units (“performance RSUs”) awarded pursuant to the Company’s 2021 Stock Incentive Plan (the “Equity Plan”), with a three-year cliff vesting period and such performance and other criteria as shall be approved by the Bank’s Board of Directors for senior executives generally.

As set forth in the Employment Agreement, on June 14, 2021, Mr. Shi received a sign-on bonus of $150,000 and $300,000 in restricted stock units (“RSUs”) and, on December 1, 2021, Mr. Shi received an additional $1 million in RSUs (collectively, the “Sign-on RSUs”), in anticipation of, and consideration for, Mr. Shi’s long-term employment. All Sign-on RSUs were granted pursuant to the Equity Plan, with a three-year cliff vesting period. In addition, Mr. Shi is also entitled to participate in all employee benefit plans and perquisite arrangements available to senior executives of the Bank generally, relocation assistance and allowances, and business expense reimbursements.

In the event of a termination of Mr. Shi’s employment for Cause (as defined in the Employment Agreement) or by Mr. Shi prior to the end of the term of the Employment Agreement, Mr. Shi will be entitled to receive (i) all accrued but unpaid Base Salary (as defined in the Employment Agreement) through the termination date and (ii) accrued but unused vacation days through the termination date ((i) and (ii), the “Accrued Obligations”).

The Bank’s Chief Executive Officer, on behalf of the Bank, may terminate Mr. Shi’s employment at any time for any reason other than Cause upon thirty days’ advance written notice. In the event of a termination of Mr. Shi’s employment by the Bank without Cause, Mr. Shi shall be entitled to receive (1) the Accrued Obligations and (2) if Mr. Shi executes a general release agreement in favor of the Bank, a single lump sum severance amount as follows: (a) an amount equal to two times Mr. Shi’s then Base Salary and (b) a lump sum bonus equal to 100% of Mr. Shi’s then-current salary. In addition, any annual stock grants shall continue to vest according to the grant date schedules, provided that, any performance RSUs will be settled based on performance unit goal achievement, except that if such termination of employment occurs within two years after a Change of Control (as defined in the Employment Agreement), such performance RSUs will be settled as follows: (i) any RSUs for which the performance period has elapsed will continue to vest based on performance unit goal achievement, and (ii) any RSUs for which the performance period has not lapsed will be converted into time-based units based on the target performance level.

In the event of a termination of Mr. Shi’s employment as the result of his death or due to Disability (as defined in the Employment Agreement), Mr. Shi or his beneficiary will be entitled to receive the Accrued Obligations.

The Employment Agreement also provides that if Mr. Shi’s employment terminates as a result of death or Disability, all unvested RSUs that have been granted prior to the date of death or Disability shall immediately vest.

This summary of Mr. Shi’s Employment Agreement set forth in this report is qualified in its entirety by reference to the terms of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Employment Agreement dated December 1, 2021 by and between East West Bank and Parker Shi.
104	Cover Page Interactive Data (formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2021
EAST WEST BANCORP, INC.

	By:	/s/ Irene H. Oh
Irene H. Oh
Executive Vice President and Chief Financial Officer